UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LAREDO PETROLEUM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	45-3007926 (IRS Employer Identification No.)

15 W. Sixth Street

Suite 1800

Tulsa, Oklahoma 74119
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange
to be so registered	on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-176439

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, par value $0.01 per share (the “Common Stock”), of Laredo Petroleum Holdings, Inc., a Delaware corporation (the “Registrant”).

A description of the Common Stock is set forth under the caption “Description of capital stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-176439), initially filed with the Securities and Exchange Commission on August 24, 2011. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

1.	Form of Amended and Restated Certificate of Incorporation of the Registrant.

2.	Form of Amended and Restated Bylaws of the Registrant.

3.	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No. 333-176439)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Laredo Petroleum Holdings, Inc.

By:	/s/ W. Mark Womble
	Name:	W. Mark Womble
	Title:	Senior Vice President and Chief Financial Officer

Date: December 13, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Form of Amended and Restated Certificate of Incorporation of the Registrant.

2.	Form of Amended and Restated Bylaws of the Registrant.

3.	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No. 333-176439)).